EXHIBIT 99.1

         SERENA Software Reports Record Third Quarter Results;
     Non-GAAP EPS up 84% to $0.35 and Licenses Revenue up 102% to
                             $22.1 Million

    SAN MATEO, Calif.--(BUSINESS WIRE)--Nov. 18, 2004--SERENA Software, Inc. (Nasdaq:SRNA), an industry-leading supplier of software that manages change throughout the application lifecycle, announced today net income per diluted share on a non-GAAP basis of $0.35 for the third fiscal quarter ending October 31, 2004, up 84% over the same quarter a year ago.
    Total revenues on a non-GAAP basis, including the add-back of maintenance revenues written down in the Merant acquisition purchase accounting, were $62.2 million, exceeding the high end of the Company's guidance. Total GAAP revenues of $56.6 million in the third quarter of fiscal 2005 represented a 112% increase over the third quarter of fiscal 2004 and a 9% sequential increase over the second quarter. Software license revenue was $22.1 million, up 102% over the same quarter a year ago and 14% sequentially. Maintenance revenue on a GAAP basis increased to $27.6 million, up 111% over the same quarter a year ago and services revenues increased to $6.9 million. On a combined basis, license revenue from software change management was 73% of total license revenue, with 55% of license revenue coming from distributed systems platforms.
    Non-GAAP operating income for the third quarter ended October 31, 2004, including the add back for the deferred revenue write down, was $20.0 million and non-GAAP operating margin was 32%. Non-GAAP net income and net income per diluted share for the third quarter of fiscal 2005 increased 104% and 84%, respectively, to $15.3 million and $0.35 from $7.5 million and $0.19 in the third quarter of fiscal 2004.
    Net income and net income per diluted share computed in accordance with generally accepted accounting principles ("GAAP") decreased to $4.3 million and $0.10 from $4.8 million and $0.12 in the same quarter a year ago as a result of the amortization of intangibles related to the acquisition of Merant.
    The third quarter of fiscal 2005 non-GAAP results exclude amortization of intangible assets and charges relating to the purchase accounting adjustments for the acquisition of Merant, including stock-based compensation, the revenue impact of the deferred maintenance write-down to fair value, amortization of capitalized software and other intangible assets, and restructuring and acquisition related charges. A reconciliation of non-GAAP to GAAP financial results is included in this press release.
    Total cash, restricted cash, investments and equivalents as of October 31, 2004 was $177 million and cash flow from operations for the third quarter of fiscal 2005 was $6.9 million. Total deferred revenue at October 31, 2004 was $73.9 million, up 4% sequentially. Days sales outstanding on a GAAP basis were 67 days and 61 days on a non-GAAP basis. Additionally, the Company's board of directors authorized one million four hundred thousand shares eligible for repurchase going forward.
    "I am extremely pleased with our results this quarter," said Mark Woodward, President and CEO. "We are executing very well and we have successfully expanded our market opportunity beyond enterprise change management to become a leading provider of application lifecycle management solutions. Our ability to deliver strong organic license revenue growth in just our second quarter of combined operations since the acquisition of Merant validates our customers' acceptance of the ALM vision."
    The Company also announced its non-GAAP financial outlook for the fourth quarter of fiscal 2005. Fourth quarter total revenues, eliminating the reduction in maintenance revenue as a result of the purchase accounting write-down of deferred revenue, are expected to be in the range of $65 million to $67 million and non-GAAP net income per fully diluted share is expected to be between $0.38 and $0.39.
    Based on the recent issuance of EITF 04-08, "The Effect of Contingently Convertible Debt on Diluted Earnings per Share," beginning in the fourth quarter of fiscal 2005 we will include 9,912,694 shares in our fourth quarter and full year weighted average share calculation. Our fourth quarter fiscal 2005 earnings per share guidance will be reduced by this increase in shares on a GAAP basis by $0.01 to $0.02 and on a non-GAAP basis by $0.05 to $0.06.

    Third Quarter Highlights

    -- Announced RTM 5.0, the first release of Serena's new acquired requirements management solution. RTM 5.0 accelerates delivery of Serena's SAFE vision by providing requirements and traceability management.

    -- Announced that Serena has achieved leadership status in META Group's evaluation of the enterprise software configuration management market. Serena is recognized for its solid technology, financial performance and ability to effectively adapt to evolving market conditions.

    -- Appointed Carl Theobald as Senior Vice President of Research and Development. Mr. Theobald will play key role in helping Serena execute on its strategic vision and increasing stronghold in the application lifecycle management market.

    -- Announced extended capabilities with ChangeMan Mover 2. This software deployment solution features reduce costs, errors of manual asset transfer and boost efficiency and security.

    -- Held its 'Xchange' Conference, addressing the first gathering of Merant, TeamShare and RTM customers since the acquisitions. The event offered customers, partners, and industry leaders a forum for learning and exchanging ideas and methods for increasing their insight, control and predictability to manage change, from business planning to operations.

    -- Released a new version of TeamTrack - Serena TeamTrack 6.2. This solution evolves Serena's SAFE vision and improves collaboration and IT efficiency.

    -- Announced that Serena earned placement on Software Magazine's 22nd Annual Software 500 Software Magazine for the sixth consecutive year.

    --  Announced that Serena has joined the Mainframe Migration
        Alliance (MMA), an organization created by Microsoft and industry partners to help customers more easily and efficiently migrate workloads off the mainframe and onto the Microsoft Windows platform.

    Serena provides non-GAAP operating income, net income and earnings per share data as additional information for its operating results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. These measures differ from US GAAP in that they exclude the amortization of intangible assets and charges relating to the purchase accounting adjustments for the acquisition of Merant, including the revenue impact of the deferred maintenance write-down to fair value, amortization of capitalized software and intangible assets, stock based compensation and restructuring and acquisition related charges. Serena's management believes these non-GAAP measures are useful to investors because this supplemental information facilitates comparisons to prior periods and are more reflective of earnings on a cash basis. Management uses these non-GAAP measures to evaluate its financial results. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to the comparable GAAP results. The following table reconciles the non-GAAP financial measures to GAAP:


                                         Quarter Ended October 31,
                                      --------------------------------
                                            2004            2003
                                      ---------------- ---------------
                                        Net    Diluted   Net   Diluted
                                       Income    EPS   Income    EPS
                                      -------- ------- ------- -------
Non-GAAP                              $15,308   $0.35  $7,514   $0.19
 Amortization of capitalized
  software, intangible assets and
  stock based compensation             (7,109)  (0.16) (2,664)  (0.07)
 Revenue impact of deferred
  maintenance write-down,
  net of tax (34%)                     (3,650)  (0.08)     --      --
 Restructuring and acquisition
  charges, net of tax (34%)              (271)  (0.01)     --      --
                                      -------- ------- ------- -------
GAAP                                  $ 4,278   $0.10  $4,850   $0.12
                                      ======== ======= ======= =======


    Commentary Available
    A conference call to discuss the preliminary results is scheduled for 2:00 p.m. Pacific time today and may be accessed live via the Internet at www.companyboardroom.com or www.serena.com/Q305results. Additionally investors can listen to the call by dialing 877-655-7651 or 706-679-5273 at least 5 minutes prior to the start time. A replay of the call will be available through December 2, 2004 by dialing 800-642-1687 or 706-605-9291 ID# 1986014.

    About SERENA Software, Inc.
    SERENA Software, Inc. is the world's largest company solely focused on managing change throughout the application lifecycle. For more than two decades, Serena has enabled companies to automate change to the applications that run their businesses. Serena's Application Framework for Enterprises (SAFE(TM)) is the unique next-generation framework for Application Lifecycle Management (ALM), providing cross-platform, cross-process and cross-organizational support across application lifecycle processes, regardless of platform. The SAFE approach helps streamline development, improve productivity and lower development costs, resulting in a highly efficient enterprise. Serena has more than 15,000 customer sites worldwide, including 49 of the Fortune 50. Serena is headquartered in San Mateo, California and has offices in more than 20 countries. For more information, please visit www.serena.com

    This press release contains "forward-looking statements" under the Private Securities Reform Act of 1995. There can be no assurance that future results will be achieved, and actual results could differ materially from forecasts and estimates. Factors that could cause or contribute to such differences include, but are not limited to, our ability to successfully integrate our recent acquisition of Merant plc.; the percentage of license revenue typically closed at the end of each quarter making estimation of operating results prior to the end of the quarter extremely uncertain; weak economic conditions worldwide which may continue to affect the overall demand for software and services, which has resulted in and could continue to result in decreased revenues or lower revenue growth rates; changes in revenue mix and seasonality; dependence on revenues from our installed base; continued demand for additional mainframe MIPS capacity; our ability to complete the assessment of internal controls over financial reporting as of January 31, 2005, as required by Section 404 of the Sarbanes-Oxley Act, which may impact the reliability of our internal controls over financial reporting and thus adversely affect the market price of our common stock; the expansion of our international organizations; and our ability to manage our growth. Information about potential factors that could affect the Company's financial results is included in the Company's Form 10Q filed on September 9, 2004 and Form 10K filed on April 15, 2004. Serena assumes no obligation to update the forward-looking information contained in this press release.

    Trademarks
    Serena, TeamTrack, ChangeMan, Comparex and StarTool are registered trademarks of SERENA Software Inc. SAFE is a trademark of SERENA Software Inc. All other products or company names mentioned are used for identification purposes only, and may be trademarks of their respective owners. (C) 2004 SERENA Software, Inc. All Rights Reserved.


                         SERENA Software, Inc.
              Condensed Consolidated Statements of Income
                 (In thousands, except per share data)
                           (Unaudited GAAP)

                                     Three Months      Nine Months
                                         Ended           Ended
                                      October 31,      October 31,
                                   ----------------- -----------------
                                     2004     2003     2004     2003
                                   -------- -------- -------- --------
Revenue:
   Software licenses               $22,124  $10,963  $57,379  $31,862
   Maintenance                      27,623   13,121   68,120   37,481
   Professional services             6,894    2,571   16,843    6,593
                                   -------- -------- -------- --------
        Total revenue               56,641   26,655  142,342   75,936
                                   -------- -------- -------- --------
Cost of revenue:
   Software licenses                   930      129    2,280      512
   Maintenance                       3,145    1,606    7,859    4,715
   Professional services             6,002    2,462   15,049    6,506
   Amortization of acquired
    technology                       4,037    1,902   10,014    4,611
                                   -------- -------- -------- --------
        Total cost of revenue       14,114    6,099   35,202   16,344
                                   -------- -------- -------- --------
        Gross profit                42,527   20,556  107,140   59,592
                                   -------- -------- -------- --------
Operating expenses:
   Sales and marketing              17,913    7,341   45,402   21,008
   Research and development          8,393    3,671   22,217   10,130
   General and administrative        5,800    1,881   12,811    5,349
   Stock-based compensation            237       --      493       --
   Amortization of intangible
    assets                           2,835      762    6,771    1,270
   Acquired in-process research
    and development                     --       --   10,400       --
   Restructuring, acquisition and
    other charges                      410       --    2,175       --
                                   -------- -------- -------- --------
        Total operating expenses    35,588   13,655  100,269   37,757
                                   -------- -------- -------- --------
Operating income                     6,939    6,901    6,871   21,835
Interest income                        702      677    2,745    2,495
Interest expense                      (825)      --   (2,475)      --
Amortization of debt issuance
 costs                                (335)      --   (1,131)      --
                                   -------- -------- -------- --------
   Income before income taxes        6,481    7,578    6,010   24,330
Income taxes                         2,203    2,728    5,751    8,946
                                   -------- -------- -------- --------
        Net income                 $ 4,278  $ 4,850  $   259  $15,384
                                   ======== ======== ======== ========
Net income per share:
        Basic                      $  0.10  $  0.12  $  0.01  $  0.38
                                   ======== ======== ======== ========
        Diluted                    $  0.10  $  0.12  $  0.01  $  0.38
                                   ======== ======== ======== ========
Weighted average shares used in per
share calculations:
        Basic                       43,109   39,545   41,979   40,032
                                   ======== ======== ======== ========
        Diluted                     43,519   40,173   42,616   40,706
                                   ======== ======== ======== ========


                         SERENA Software, Inc.
                 Condensed Consolidated Balance Sheets
                            (In thousands)
                           (Unaudited GAAP)
                                                    October   January
                                                      31,       31,
                                                     2004      2004
                                                   --------- ---------
                               Assets
Current assets
   Cash and cash equivalents                       $126,494  $257,281
   Restricted cash                                    3,300     3,300
   Short-term investments                            32,618    39,214
   Accounts receivable, net                          42,037    15,475
   Deferred taxes                                     6,787     6,787
   Prepaid expenses and other current assets          5,995     1,338
                                                   --------- ---------
        Total current assets                        217,231   323,395
Long-term investments                                10,157    70,692
Restricted cash, non-current                          4,783     6,312
Property and equipment, net                           5,783     3,209
Goodwill, net                                       321,389    40,471
Other intangible assets, net                        114,763    22,987
Other assets                                          4,348     6,595
                                                   --------- ---------
        Total assets                               $678,454  $473,661
                                                   ========= =========
           Liabilities and Stockholders' Equity
Current liabilities:
   Accounts payable                                $  1,501  $  1,232
   Income taxes payable                              10,130     6,294
   Accrued expenses                                  29,194     7,782
   Accrued Interest on subordinated notes             1,238       413
   Deferred revenue                                  59,120    29,496
                                                   --------- ---------
        Total current liabilities                   101,183    45,217
Deferred revenue, net of current portion             14,747     9,683
Long-term liabilities                                 2,071        --
Deferred taxes                                       45,203     3,483
Subordinated notes                                  220,000   220,000
                                                   --------- ---------
        Total liabilities                           383,204   278,383
Stockholders' equity:
        Total stockholders' equity                  295,250   195,278
                                                   --------- ---------
        Total liabilities and stockholders' equity $678,454  $473,661
                                                   ========= =========


    CONTACT: SERENA Software, Inc.
             Robert I. Pender, Jr., 650-522-6604